Exhibit 10.1
C&J ENERGY SERVICES, INC.
2006 Stock Option Plan
1.	Purpose and Eligibility
     The purpose of this 2006 Stock Option Plan (the “Plan”) of C&J ENERGY SERVICES, INC., a Texas corporation (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.
2.	Administration
     a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.
     b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board. The provisions of this paragraph shall not amend or limit the applicability of any agreement to which the Company may be subject pursuant to which it has agreed to limit the grant of Awards, or subject the grant of Awards to the approval of persons other than the Board.
     c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.
     d. Section 409A. The Plan will be maintained and administered in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code.
3.	Stock Available for Awards
     a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 289,474 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the

Plan; provided that the cumulative number of such shares that may be so reissued under the Plan will not exceed 289,474 shares. Shares issued under the Plan shall consist in whole or in part of authorized but unissued shares or treasury shares.
     b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 200,000 shares of Common Stock.
     c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (defined below in Section 4(a)), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.
4.	Stock Options
     a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable. Without limiting the generality of the foregoing, the Board may make the exercise of any Option subject to an agreement by the holder thereof to be a party to any other agreement, including an agreement not to engage in competition with the Company following termination of employment.
     b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”
     c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.
     d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.
     f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:
          (i) by check payable to the order of the Company;
          (ii) by any method set forth in an Option agreement;
          (iii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or
          (iv) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.
5.	Restricted Stock
     a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock (each, a “Restricted Stock Award”), subject to (i) delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.
     b. Terms and Conditions. The Board shall determine the terms and conditions of any Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant (the “Designated Beneficiary”), in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.	Other Stock-Based Awards
     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.
7.	General Provisions Applicable to Awards
     a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.
     c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.
     d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     e. Acquisition of the Company
          (i) Consequences of an Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated, in exchange for a cash payment equal to the excess of the Fair Market Value for the shares subject to such Options over the exercise price thereof; provided that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.
          (ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger, consolidation or reorganization in which the shareholders of the Company immediately prior to such transaction, in their capacity as such, no longer own [at least 50% of the] equity securities of the Company (or its successor) entitling them to vote with respect to the election of directors; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) in a transaction requiring shareholder approval or (z) any other acquisition of a material portion of the business of the Company determined by the Board to constitute an Acquisition.
          (iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based Awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.
     f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
     g. Amendment of Awards. The Board may not amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option without the Participant’s prior written consent.
     h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) if required by an agreement binding upon the Company, the execution and delivery by the Participant of an agreement to be bound by any shareholders’, voting or other agreement relating to the Common Stock.
     i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.
8.	Miscellaneous
     a. Definitions.
          (i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of the Company, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of the Company, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.
          (ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
          (iii) “Disability” means the sickness or disability that renders a Person incapable of performing his duties under any employment or consulting agreement between such Person and the Company or any Subsidiary of the Company for a period in excess of six (6) months during any consecutive twelve (12) month period.
          (iv) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.
          (v) “Fair Market Value” means the fair market value of the Common Stock as determined on an annual basis in good faith by a majority of the Board (the “Original Board Value”) or, at the request of any Participant, the value determined by an independent appraiser

(the “Independent Appraiser”) mutually agreed upon between the Board and such Participant, who shall appraise the Fair Market Value of the Common Stock, without taking into account any discount that would otherwise be applied in valuing such shares of Common Stock for a minority interest and the restrictions and lack of marketability or liquidity of the Common Stock held by the Participant. If the Independent Appraiser’s determination of the Fair Market Value of the Common Stock (the “Independent Appraiser Value”) is within ten percent (10%) of the Original Board Value, the Fair Market Value of the Common Stock shall be the average of the Independent Appraiser Value and the Original Board Value, and the Participant shall pay for the cost of the appraisal by the Independent Appraiser. If the Independent Appraiser Value is greater than the Original Board Value (the “Greater Independent Appraiser Value”) and the Greater Independent Appraiser Value differs from the Original Board Value by more than ten percent (10%), then the Fair Market Value of the Common Stock shall be the Greater Independent Appraiser Value and the Company shall pay for the cost of the appraisal by the Independent Appraiser. If the Independent Appraiser Value is lower than the Original Board Value (the “Lower Independent Appraiser Value”) and the Lower Independent Appraiser Value differs from the Original Board Value by more than ten percent (10%), then the Fair Market Value of the Common Stock shall be the Lower Independent Appraiser Value and the Participant shall pay for the cost of the appraisal by the Independent Appraiser..
          (vi) “Good Cause” means a Person’s (i) failure to perform, without proper legal justification or due to reasons beyond such Person’s control, the duties required under any employment agreement between such Person and the Company or any Subsidiary of the Company or as otherwise required by the Board if such failure continues for 15 or more days after the Company gives written notice thereof to such Person; (ii) conviction, admission or plea of guilty or nolo contendre to a charge of felony, or any dishonest conduct materially adverse to the Company, including any theft, embezzlement, misappropriation or misuse of funds or property, fraud or falsification of records, correspondence or other documents; (iii) any material breach of any of the terms of, or failure to perform any of his covenants contained in any employment agreement between such Person and the Company or any Subsidiary of the Company; and (iv) material violation or failure to abide by the lawful instructions, policies, or work place rules established by the Company or any Subsidiary of the Company if such violation or failure continues for 15 or more days after the Company gives written notice thereof to such Person.
     b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.
     c. No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.
     d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten (10) years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.
     e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.
     f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Texas, without regard to any applicable conflicts of law.
Adopted by the Board of Directors on
October 16, 2006
Approved by the shareholders on
October 16, 2006